Exhibit 4 (c)



		INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of August 9, 1993, among Chock full O'Nuts Corporation, a corporation duly organized and existing under the laws of the State of
New York, having its principal office at 370 Lexington Avenue, New York, New York, 10017 (the "Company"), Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, having its principal
corporate trust office at 450 West 33rd Street, New York, New York   10001
(the "Resigning Trustee"), and Liberty Bank and Trust Company of Oklahoma City, National Association, a national banking association duly organized and existing under the laws of the United States of America having its principal corporate trust office at 100 N. Broadway, Oklahoma City,
OK   73102 (the "Successor Trustee");


RECITALS

		There are presently issued and outstanding
$43,268,000.00 in aggregate principal amount of the Company's 8% Convertible Subordinated Debentures due September 15, 2006 (the "Securities") under an Indenture, dated as of September 15, 1986 (the "Indenture"), between the Company and the Resigning Trustee.

		The Resigning Trustee wishes to resign as Trustee, Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar, Paying Agent,
Conversion Agent and agent for service of notices and demands under the Indenture; and the Successor Trustee wishes to accept such appointment as Trustee, Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands under the Indenture.

		NOW THEREFORE, the Company, the Resigning Trustee and the Successor Trustee agree as follows:


ARTICLE ONE
THE RESIGNING TRUSTEE


		Section 101. Pursuant to Section 7.08 of the Indenture, the Resigning Trustee hereby confirms previous notification to the Company that the Resigning Trustee is hereby resigning as Trustee under the Indenture.











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		Section 102.  The Resigning Trustee hereby represents and
warrants to the Successor Trustee that:

(a) To the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture.

(b) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

(c) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

		Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture.
The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

		Section 104. The Resigning Trustee hereby resigns as Paying Agent, Registrar, Conversion Agent, agent for service of notices and demands and as the Office or agency maintained by the Company pursuant to the terms of the Indenture.


















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ARTICLE TWO
THE COMPANY

		Section 201. The Secretary or Assistant Secretary or the Company attesting to the execution of this Instrument by the Company hereby certifies that annexed hereto marked Exhibit A is a copy of Board Resolutions duly adopted by the Board of Directors of the Company, and in full force and effect on the date hereof authorizing certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee, Registrar, Paying Agent, Conversion Agent, agent for service of notices and demands and as the Company's office or agency; (b) appoint the Successor Trustee as Trustee, Registrar, Paying Agent, Conversion Agent, agent for service of notices and demands and as the Company's office or agency; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee under the Indenture.

		Section 202. The Company hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Trustee under the indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts and powers hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

		Section 203. The Company hereby appoints the Successor Trustee as Registrar, Paying Agent, Conversion Agent, agent for service of notices and demands and as the Company's office or agency maintained pursuant to the terms of the Indenture.





















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ARTICLE THREE
THE SUCCESSOR TRUSTEE


		Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under the provisions of Section 7.10 of the Indenture to act as Trustee under the Indenture.

		Section 302. The Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture.


		Section 303. The Successor Trustee hereby accepts its appointment as Registrar, Paying Agent, Conversion Agent, agent for service of notices and demands and as Company's office or agency maintained pursuant to the terms of the Indenture.

ARTICLE FOUR
MISCELLANEOUS

		Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

		Section 402. This instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

		Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under
Section 7.07 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture.

		Section 404. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

		Section 405. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

		IN WITNESS WHEREOF, the parties hereby have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.





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[Corporate Seal]

						CHOCK FULL O'NUTS CORPORATION


						By__________________________
						  Name:  Howard Leitner
						  Title: President


Attest:



___________________________
Secretary


						CHEMICAL BANK

[Corporate Seal]


						By_________________________
						  Name:  G.K. Burke
						  Title: Vice President


Attest:




______________________________
Assistant Trust Officer


					   LIBERTY BANK AND TRUST COMPANY
					   OF OKLAHOMA CITY, NATIONAL
					   ASSOCIATION

[Corporate Seal]


						By___________________________
						  Name:  Jake Riley
						  Title: Senior Vice President

Attest:



_______________________
Assistant Secretary




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STATE OF NEW YORK  )
		   )  SS:
COUNTY OF NEW YORK )

		On the 11th day of June, 1993, before me personally came Howard Leitner, to me known, who, being by me duly sworn, did depose and say that he resides at Chappaqua, NY; that he is a president of Chock Full O'Nuts Corporation, corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.



					-------------------------------
					       Notary Public





STATE OF NEW YORK  )
		   ) SS:
COUNTY OF NEW YORK )


	On the 13th day of April, 1993, before me personally came G.K. Burke, to me known who, being by me duly sworn, did depose and say that he resides at 489 Hoyt Street, Darien, CT 06820; that he is a Vice President of Chemical Bank, a corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that he signed his name thereto pursuant to like authority.







					---------------------------
					    Norary Public





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STATE OF OKLAHOMA   )
		    )    SS:
COUNTY OF OKLAHOMA  )



	On the 16th day of July, 1993, before me personally came Jake L. Riley, to me known, who, being by me duly sworn, did depose and say that he is a Senior Vice President of Liberty Bank and Trust Company of Oklahoma City, National Association, a national banking association described in and which executed the above instrument; that he knows the seal of said association; that the seal affixed to said instrument is such seal; that it was so affixed pursuant to the authority of the Board of Directors of said association; and that he signed his name thereto pursuant to like authority.








			       --------------------------------
				   Notary Public































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								EXHIBIT A



BOARD RESOLUTIONS



The following is a true copy of resolutions duly adopted on April 29, 1993, by the Board of Directors of Chock Full O'Nuts Corporation.

	"RESOLVED, that any officer of this Company is hereby authorized to accept the resignation of Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, as Trustee, Registrar, Paying Agent, Conversion Agent, agent for service of notices and demands and as Company's office or agency under the Company's Indenture, dated as of September 15, 1986, and to appoint Liberty Bank and Trust Company of Oklahoma City as Successor Trustee under said Indenture and as this Company's agent for the service of notices and demands in connection with the securities issued under said Indenture; and



	FURTHER RESOLVED, that any officer of this Company is hereby authorized to enter into such agreements and other instruments as may be necessary or desirable to effectuate the appointment of said Successor Trustee under said Indenture."